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                                                                  Exhibit 23.0


                            [LETTERHEAD]


                     INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Citizens First Financial Corp.

We hereby consent to the incorporation by reference to Registration Statements on Form S-8, File numbers 333-37925 and 333-41615, of our report dated January 28, 1998 on the consolidated financial statements of Citizens First Financial Corp. and Subsidiary, which report is incorporated by reference in the Annual Report on Form 10-KSB of Citizens First Financial Corp. and Subsidiary.


/s/ Geo.S. Olive & Co. LLC
--------------------------
Geo.S. Olive & Co. LLC

Decatur, Illinois
March 30, 1998